Exhibit 99.1

ASX Announcement

9 May 2022

Investor Call details

Coronado Global Resources Inc. (ASX: CRN) will hold an Investor Call on Tuesday 10 May 2022, commencing at 10.00am (AEST) | Monday 9 May 2022 at 8.00pm (U.S. EST). The call will be hosted by Mr Gerry Spindler, Managing Director and Chief Executive Officer, and Mr Gerhard Ziems, Group Chief Financial Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link: https://webcast1.boardroom.media/watch_broadcast.php?id=627487d2c1d0a

CONFERENCE CALL DETAILS

Alternatively, if you would like to join by telephone, please click on the link below to enter your registration details then click “register”. Pre-registering will give you immediate access on the day with no need to wait for an operator.

https://s1.c-conf.com/diamondpass/10022004-5denzM.html

The webcast will be recorded and made available on Coronado’s website www.coronadoglobal.com shortly after the meeting.

This announcement was authorised for release by the Disclosure Committee of Coronado Global Resources Inc.

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For further information please contact:

Investors	Media
Andrew Mooney	Helen McCombie
P: +61 458 666 639	Citadel Magnus
E: amooney@coronadoglobal.com	P: +61 411 756 248
E: hmccombie@citadelmagnus.com

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com